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                                                                      Exhibit 4.

                          [FORM OF GLOBAL CERTIFICATE]


                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



Certificate No.:       1                         CUSIP No.:  637432BT1

  PRINCIPAL AMOUNT:    $150,000,000

  MATURITY DATE:       November 18, 1999            CERTIFICATE
                                                    INTEREST RATE: LIBOR PLUS
                                                                  0.05%

  ISSUE DATE:          November 18, 1996           FRACTIONAL SHARE: 100%


                 FLOATING RATE COLLATERAL TRUST BOND, DUE 1999

                 National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $150,000,000 on November 18, 1999, and to pay interest thereon as set forth below, until the principal hereof is paid or made available for payment. Interest for the Bonds is payable on the 18th day of February, May, August and November (each, an "Interest Payment Date"), in each year, commencing February 18, 1997, for the period commencing on and including the immediately
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preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period shall commence on and include November 18, 1996 and end on and include February 17, 1997. Interest will be paid to registered holders of Bonds at the close of business on the first day of the month (the "Regular Record Date") preceding the Interest Payment Date.

                 The Bonds will bear interest at a rate per annum, reset quarterly, equal to LIBOR (as defined below) plus 0.05%, as determined by First Bank National Association, which has agreed to act as calculation agent for the Bonds, or a successor calculation agent appointed by CFC (the "Calculation Agent"). In no event, however, shall such rates exceed the maximum interest rate permitted by applicable law. Upon the request of any person, the Calculation Agent will advise the person of the interest rate then in effect for the Bonds.

                 "LIBOR", with respect to an Interest Period, shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day (as defined below) after the Determination Date (as defined below) that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined below) in United States dollars for a three-month period beginning on the second London Banking


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Day after the Determination Date that appears on Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, one of which may be the Calculation Agent or its affiliate, selected by the Calculation Agent (after consulting with CFC), to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, one of which may be the Calculation Agent or its affiliate, selected by the Calculation Agent (after consulting with CFC), to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR


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for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

                 "Determination Date" with respect to an Interest Period will be the second London Banking Day preceding the first day of the Interest Period.

                 "London Banking Day" is any day on which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

                 "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

                 "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

                 "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

                 Interest on the Bonds will be calculated on the basis of the actual number of days for which interest is payable in the Interest Period divided by 360. All percentages resulting from any calculation in respect of Bonds will be rounded to the nearest ten-thousandth of a percentage point.

                 Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such


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defaulted interest to be fixed by the Trustee, notice whereof shall be given to
Bondholders not less than 10 days prior to such Special Record Date, all as more duly provided in such Indenture. Payment of the principal of and interest on this Bond will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                 Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by or on behalf of First Bank National Association, the Trustee under such Indenture, or its successor thereunder, by manual signature, this Bond shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.


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                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            NATIONAL RURAL UTILITIES
                                            COOPERATIVE FINANCE CORPORATION

Dated:  November 18, 1996



                                            By:
                                                 ------------------------------
(Seal)                                           Steven L. Lilly
                                                 Chief Financial Officer



Attest:

By:
     ---------------------------------
     John Jay List
     Assistant Secretary-Treasurer



Trustee's Certificate of
Authentication
This is one of the Bonds,
of the series designated therein,
described in the within-mentioned Indenture.

By:  FIRST BANK NATIONAL ASSOCIATION,
     Trustee


By:
     ---------------------------------
            Authorized Officer



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                           [FORM OF REVERSE OF BOND]

                 This Bond is one of an authorized issue of Bonds of the Company known as its "Collateral Trust Bonds", issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking or other fund may afford additional special security for the Bonds of any particular series) by, an Indenture dated as of February 15, 1994 (as amended, supplemented and modified and in effect from time to time, the "Indenture"), executed by the Company to First Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a description of the nature and extent of the securities and other property assigned, pledged, transferred and mortgaged thereunder, the rights of the Holders of said Bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said Bonds are and are to be authenticated and delivered.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bonds under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, as defined in the Indenture. The Indenture also permits, with certain exceptions as therein provided, the amendment of the terms of Mortgage Notes pledged under the Indenture, and Mortgages and Loan Agreements pursuant to which they were issued, at any time by the Company with the consent of


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the Holders of not less than a majority in aggregate principal amount of the
Bonds at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds at the time Outstanding, on behalf of the Holders of all Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

                 As provided in the Indenture, said Bonds are issuable in series which may vary as in said Indenture provided or permitted. This Bond is one of a series entitled Floating Rate Collateral Trust Bonds, Due 1999.

                 The Bonds of this series are not redeemable prior to maturity.

                 If an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

                 This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at the office or agency of the Company referred to on the face hereof and at such other offices or agencies as may be maintained for such purpose, upon surrender of this Bond, and upon any such transfer a new Bond of the same series, for the same aggregate


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principal amount, will be issued to the transferee in exchange herefor.

                 The Bonds of this series are issuable only as registered Bonds without coupons in denominations of $1,000 and any integral multiple thereof. As provided in, and subject to the provisions of, the Indenture, Bonds of this series are exchangeable for other Bonds of this series of a different authorized denomination or denominations, as requested by the Holder surrendering the same.

                 No service charge will be made for any such transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment for transfer at any office or agency of the Company designated for such purpose, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.


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                                   ASSIGNMENT

                 For value received the undersigned sells, assigns and transfers unto (name, address including zip code and taxpayer I.D. or Social Security number of assignee) _______________________________________________
____________________________________________________________________________
_________________________________________________________________ the within
Certificate and does hereby irrevocably constitute and appoint
____________________________________________________________________________
____________________________ attorney to transfer the said Certificate on the books kept for registration thereof with full power of substitution on the premises.

Dated:
        ------------------------


                                        ------------------------------------
                                        Signature by or on behalf of
                                        assignor



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